Exhibit 4.2

Execution Version

NURIX THERAPEUTICS, INC.

AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of March 9, 2020, by and among Nurix Therapeutics, Inc., a Delaware corporation (the “Company”) and the investors listed on Exhibit A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor.”

RECITALS

WHEREAS, certain of the Investors are purchasing shares of the Company’s Series D Preferred Stock (the “Series D Stock”), pursuant to that certain Series D Preferred Stock Purchase Agreement (as may be amended from time to time, the “Purchase Agreement”) of even date herewith;

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

WHEREAS, the Company and certain of the Investors (the “Existing Investors”) are parties to the Amended and Restated Investor Rights Agreement dated September 3, 2015, by and among the Company and the parties thereto (the “Prior Agreement”);

WHEREAS, Section 5.5 of the Prior Agreement provides that the Prior Agreement may be amended only with the written agreement of the Company and the Existing Investors holding at least sixty-six and two-thirds percent (66 2/3%) of the Company’s outstanding Registrable Securities (as defined in the Prior Agreement); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Company and the Existing Investors desire to amend and restate the Prior Agreement in its entirety in order to grant certain registration, information and other rights to the Investors as set forth below.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. GENERAL.

1.1 Amendment and Restatement of Prior Agreement; Waiver of Preemptive Rights. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Company’s outstanding Registrable Securities (as defined in the Prior Agreement) as of the date hereof. Upon such execution, all provisions of rights granted and covenants made in the Prior

1.

Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Purchase Agreement. The Major Investors (as that term is defined in the Prior Agreement) holding at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding shares of Registrable Securities and held by the Major Investors hereby waive the participation right, including the notice requirements, set forth in Section 4 of Prior Agreement with respect to the issuance of Series D Stock pursuant to the Purchase Agreement and the shares of Common Stock issuable upon the conversion thereof.

1.2 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a) “Affiliate” means, with respect to any specified person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with such person, including without limitation any general partner, managing member, officer or director of such person or any venture capital fund or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or investment advisor with, such person.

(b) “Common Stock” means shares of the Company’s Common Stock, par value $0.001 per share.

(c) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d) “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC (as defined below).

(e) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

(g) “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(h) “Major Investor” means an Investor that, individually or together with such Investor’s Affiliates, owns not less than one million (1,000,000) shares of Registrable Securities (as adjusted for stock splits and combinations) and that is not a competitor of the Company as determined in good faith by the Board, including a majority of the Preferred Directors then-seated; provided that in no event shall any Investor that is a venture firm, financing investment firm, private equity investment fund or collective investment vehicle be deemed a competitor of the Company solely as a result of its investment in other companies.

(i) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(j) “Preferred Directors” shall have the meaning ascribed to it in the Restated Certificate.

(k) “Preferred Stock” means the Series A-1 Stock, Series A-2 Stock, Series B Stock, Series C Stock and Series D Stock.

(l) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(m) “Registrable Securities” means (i) Common Stock held by an Investor, including shares issuable or issued upon conversion of the Preferred Stock and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (A) sold by a person to the public either pursuant to a registration statement or Rule 144 or (B) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

(n) “Registrable Securities then outstanding” means the number of shares of Common Stock that are Registrable Securities and either (i) are then issued and outstanding or (ii) are issuable pursuant to then exercisable or convertible securities.

(o) “Registration Expenses” means all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed twenty-five thousand dollars ($25,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(p) “Restated Certificate” means the Company’s Restated Certificate of Incorporation, as may be amended from time to time.

(q) “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

(r) “SEC” or “Commission” means the Securities and Exchange Commission.

(s) “Securities Act” means the Securities Act of 1933, as amended.

(t) “Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale.

(u) “Series A-1 Stock” means shares of the Company’s Series A-1 Preferred Stock, par value $0.001 per share.

(v) “Series A-2 Stock” means shares of the Company’s Series A-2 Preferred Stock, par value $0.001 per share.

(w) “Series B Stock” means shares of the Company’s Series B Preferred Stock, par value $0.001 per share.

(x) “Series C Stock” means shares of the Company’s Series C Preferred Stock, par value $0.001 per share.

(y) “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

2. REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Preferred Stock or Registrable Securities, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such disposition, unless and until:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) the transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with (i) an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act, (ii) a “no” action letter from the SEC to the effect that the proposed disposition without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto or (iii) any other evidence reasonably satisfactory to the Company to the effect that the proposed disposition may be effected without registration under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144. After its Initial Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

(b) Notwithstanding the provisions of Section 2.1(a), no such restriction shall apply to a transfer by a Holder that is (i) a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (iv) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder or (v) a person or entity transferring to an Affiliate thereof; provided that in each case the transfer is completed for no consideration and transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if it were an original Holder hereunder.

(c) Each certificate or book entry representing Preferred Stock, Registrable Securities and any other securities issued through the Preferred Stock or Registrable securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A MARKET STAND-OFF RESTRICTION AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instruction to any transfer agent of such securities in order to implement the restriction on transfer set forth in this Section 2.1.

(d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2 Form S-1 Demand Registration.

(a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a Form S-1 registration statement under the Securities Act covering the registration of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding and the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $15,00,000), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders (the “Demand Notice”), and subject to the limitations of this Section 2.2, use reasonable efforts to file, as expeditiously as reasonably possible, a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each Holder to the Company within twenty (20) days of the date the Demand Notice is given.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting by the Company (which underwriter(s) shall be reasonably acceptable to the Holders of sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities held by all Initiating Holders). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter(s) advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriter(s) may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i) prior to the earlier of (A) the fourth anniversary of the date of this Agreement or (B) the expiration of the restrictions on transfer set forth in Section 2.11 following the Initial Offering;

(ii) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iii) during the period that is sixty (60) days before the Company’s good faith estimate of the date of the filing of, and ending on the date one hundred eighty (180) days following the effective date of, the registration statement pertaining to the Initial Offering (or such longer period as may be determined pursuant to Section 2.11 hereof); provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iv) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for a public offering, other than pursuant to a Special Registration Statement within ninety (90) days;

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chairman of the Board of Directors of the Company (the “Board”) stating that in the good faith judgment of the Boards, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(vi) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(vii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company solely for cash (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing.

Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a) Underwriting. If the registration statement of which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter(s) determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4 Form S-3 Demand Registration. In case the Company shall receive a written request from Holders of at least twenty-five percent (25%) of the Registrable Securities then outstanding that the Company effect a registration on Form S-3 or any similar short-form registration statement, the Company will:

(a) promptly give a Demand Notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of the Demand Notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $7,500,000;

(iii) if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement;

(iv) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(v) if the Company has within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4; or

(vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall use reasonable efforts to file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations affected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations affected pursuant to Section 2.2. All Registration Expenses incurred in connection with registrations requested pursuant to this Section 2.4 after the first two (2) registrations shall be paid by the selling Holders pro rata in proportion to the number of shares to be sold by each such Holder in any such registration.

2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3 or 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c)(ii) or 2.4(b)(v), as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c)(ii) or 2.4(b)(v), as applicable, to undertake any subsequent registration.

2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. No more than two (2) such Suspension Periods shall occur in any twelve (12) month period. In no event shall any Suspension Period, when taken together with all prior Suspension Periods, exceed 120 days in the aggregate. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

(g) use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriter(s)s for sale, if such securities are being sold through underwriter(s), (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriter(s) in an underwritten public offering, addressed to the underwriter(s), if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriter(s) in an underwritten public offering addressed to the underwriter(s).

2.7 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent, and only to the extent, materially prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall (i) any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder, or (ii) any Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.8 would apply that is covered by a registration filed before termination of this Agreement, such termination. Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, no indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or stockholder of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder’s family member or trust for the benefit of an individual Holder, or (c) acquires at least one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock splits and combinations); or (d) is an entity that is an Affiliate of such Holder; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.10 Limitation on Subsequent Registration Rights. Other than as provided in Section 5.10, after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would (a) grant such holder rights to demand the registration of shares of the Company’s capital stock, or (b) provide to such holder the right to include such shares in a registration statement on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to include in such offering.

2.11 “Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not lend, offer, pledge, sell, contract to sell, transfer, make any short sale of, grant any option for the purchase of, enter into any hedging or similar transaction with the same economic effect as a sale or otherwise dispose of, directly or indirectly, any Common Stock (or other securities) of the Company during the 180-day period following the effective date of the Initial Offering (or such longer period, not to exceed 184 days after the expiration of the 180-day period, as the underwriter(s) or the Company shall request in order to facilitate compliance with FINRA Rule 2241 or any successor or similar rule or regulation), provided, that, (a) all officers and directors of the Company and (b) holders of at least one percent (1%) of the Company’s voting securities are bound by similar restrictions. The obligations described in this Section 2.11 shall not apply to (a) the sale of any shares to an underwriter pursuant to an underwriting agreement, (b) the sale of shares acquired in the Initial Offering or on the open market following the effectiveness of the registration statement for the Initial Offering or (c) a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. Any discretionary waiver or termination of the restrictions of any or all of such limitations by the Company or the underwriter(s) (other than waivers of sales or transfers of shares for, in the aggregate, totaling no more than $2,000,000) shall apply pro rata to the Holders, based on the number of shares subject to such limitations. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto. The underwriters for the Initial Offering are intended third-party beneficiaries of this Section 2.11 and will have the right, power and authority to enforce the provisions of this Section 2.11 as though they were parties hereto.

2.12 Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter(s) that are consistent with the Holder’s obligations under Section 2.11 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriter(s) of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.11 and this Section 2.12 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said ten (10)-day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.11 and 2.12. The underwriter(s) of the Company’s stock are intended third party beneficiaries of Sections 2.11 and 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.13 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.2, Section 2.3, or Section 2.4 hereof shall terminate upon the earlier of: (a) the date four (4) years following an initial public offering that results in the conversion of all outstanding shares of Preferred Stock, (b) the closing of an Acquisition, Asset Transfer or Liquidation Event (each as defined in the Restated Charter) or (c) such time as such Holder, as reflected on the Company’s list of stockholders, holds less than one percent (1%) of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis), the Company has completed its Initial Offering and all Registrable Securities of the Company issuable or issued upon conversion of the Preferred Stock held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period. Upon such termination, such shares shall cease to be “Registrable Securities” hereunder for all purposes.

3. COVENANTS OF THE COMPANY.

3.1 Basic Financial Information and Reporting.

(a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles in the United States (“GAAP”), consistently applied (except as noted therein or as disclosed to the recipients thereof), and will set aside on its books all such proper accruals and reserves as shall be required under GAAP consistently applied.

(b) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish each Major Investor a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with GAAP (except as noted therein or as disclosed to the recipients thereof), which shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Board; provided, however that the (i) the timing of such delivery of such annual financial statements and (ii) the requirement that such annual financial statement be accompanied by a report and opinion by an independent public accountant of national standing may be waived by the Board, including all of the Preferred Directors then-seated.

(c) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, the Company will furnish each Major Investor, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with GAAP (except as noted therein or as disclosed to the recipients thereof), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made; provided, however that the timing of such delivery of such financial statements for the quarterly period may be waived by the Board, including all of the Preferred Directors then-seated.

(d) The Company will furnish each Major Investor at least thirty (30) days after the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent written revisions thereto), prepared on a monthly basis, including balance sheets, income statements and statements of cash flow for such months; provided, however that the timing of such delivery of such annual budget, operating plans and monthly financial statements may be waived by the Board, including all of the Preferred Directors then-seated.

(e) Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days preceding the Company’s good faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with SEC rules applicable to such registration statement and related offering; provided, that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its reasonable efforts to cause such registration statement to become effective.

3.2 Inspection Rights. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board determines in good faith is confidential, a trade secret or attorney-client privileged and should not, therefore, be disclosed.

3.3 Confidentiality of Records. Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor pursuant to Sections 3.1 and 3.2 hereof that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (a) to any existing Affiliate, partner (or partner of a partner), member, stockholder, wholly owned subsidiary or parent of such Investor as long as such existing Affiliate, partner, partner of a partner, member, stockholder, wholly owned subsidiary or parent is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 3.3 or comparable restrictions; (b) at such time as it enters the public domain through no fault of such Investor; (c) that is communicated to it free of any obligation of confidentiality; (d) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; (e) to its attorneys, accountants, consultants, and other professionals to the extent necessary to enforce its rights with respect to, or obtain their services in connection with monitoring, its investment in the Company; or (f) as required by applicable law, regulation, rule, court order or subpoena, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

3.4 Reservation of Common Stock. The Company will at all time reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.5 Proprietary Information and Inventions Agreement. The Company shall require all (a) employees to execute and deliver a Proprietary Information and Inventions Agreement in the Company’s customary form and (b) consultants to enter into a consulting agreement containing customary confidentiality and invention assignment provisions.

3.6 Directors’ Liability and Indemnification. The Company’s Restated Certificate and Bylaws shall provide (a) for elimination of the liability of directors to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law. In addition, the Company shall enter into and use its best efforts to at all times maintain indemnification agreements.

3.7 Insurance. The Company shall use its commercially reasonable efforts to maintain Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board until such time as the Board determines that such insurance should be discontinued.

3.8 Employee Stock. Unless otherwise approved by the Board, including all of the Preferred Directors, all future employees of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (a) vesting of shares (i) with respect to grants to newly-hired employees, over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months and (ii) with respect to refresh grants to employees vesting monthly over a four (4) year period and (b) a market stand-off provision no less restrictive than that in Section 2.11. In addition, unless otherwise approved by the Board, including all of the Preferred Directors, the Company shall retain the “right of first refusal” as set forth in the Company’s Bylaws on transfers of Common Stock (until the termination of such right of first refusal pursuant to the terms of the Bylaws) and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

3.9 Waiver of Statutory Inspection Rights. Each Investor acknowledges that the Company has a legitimate interest in the significant benefits associated with the Company’s protection and limited distribution of the Company’s books, records, stockholder lists and other information the Company considers confidential while the Company remains a “private” company. Each Investor acknowledges and understands that, but for the waiver made herein, (a) each Investor would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the Delaware General Corporation Law (“Section 220”) and (b) each Investor would be entitled, upon written demand, to inspect for a purpose reasonably related to such Investor’s interests as a stockholder, and to make copies and extractions, the accounting books and records and minutes of proceedings of the stockholders and board, and under certain circumstances the list of stockholders and addresses, in all cases under the circumstances and in the manner provided in Chapter 16 of the Corporations Code of California (“Chapter 16”) (any and all such rights, and any and all such similar other rights of an Investor as may be provided for in Section 220, Chapter 16, common law or otherwise, the “Inspection Rights”). In light of the foregoing, until the Company’s initial public offering, each Investor hereby unconditionally and irrevocably, to the fullest extent permitted by law, on behalf of Investor and all beneficial owners of the shares of Common Stock or Preferred Stock owned by each Investor (a “Beneficial Owner”), waives the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220, Chapter 16 or otherwise (the “Waiver”), and on behalf of each Investor and any Beneficial Owner, to the fullest extent permitted by law, covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. This Waiver shall hereafter apply indefinitely and bind all shares of capital stock of the Company sold, transferred, assigned or otherwise conveyed from each Investor, and each Investor agrees to execute any documents and perform any further acts the Company may reasonably request in order to carry-out the intent of the Waiver. The foregoing Waiver does not apply to the rights of a Major Investor pursuant to Sections 3.1 or 3.2 hereof. In the event that the Inspection Rights, or any portion of such Inspection Rights, remain effective and enforceable by an Investor or any Beneficial Owner despite the Waiver and covenants provided for herein, each Investor acknowledges and agrees that, to the fullest extent permitted by law, any information delivered by the Company to each Investor pursuant to such Inspection Rights shall be subject to Section 2.3 hereof. Notwithstanding the foregoing, the waiver of Inspection Rights pursuant to this Section 3.9 shall not be applicable to Major Investors if the rights under Sections 3.1 and/or 3.2 of this Agreement are waived pursuant to the terms of this Agreement.

PURSUANT TO AN EXECUTED WAIVER OF INFORMATION RIGHTS, THE HOLDER AND ANY BENEFICIAL OWNERS OF THE SECURITIES REPRESENTED HEREBY HAS WAIVED ITS RIGHTS UNDER SECTION 220 OF THE GENERAL CORPORATION LAW OF DELAWARE. SUCH WAIVER SHALL BE A CONDITION TO RECEIPT BY ANY TRANSFEREE OF THESE SHARES.

3.10 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Restated Certificate, or elsewhere, as the case may be.

3.11 Right to Conduct Activities. The Company hereby agrees and acknowledges that each Major Investor (together with its Affiliates) is a professional investment organization, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, each Major Investor (and its Affiliates) shall not be liable to the Company for any claim arising out of, or based upon, (a) the investment by such Major Investor (or its Affiliates) in any entity competitive with the Company, or (b) actions taken by any partner, officer, employee or other representative of such Major Investor (or its Affiliates) to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (i) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (ii) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company..

3.12 Termination of Covenants. All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Section 3.3 and 3.6) shall expire and terminate as to each Investor upon the earlier of (a) the effective date of the registration statement pertaining to an Initial Offering that results in the Preferred Stock being converted into Common Stock, (b) upon an Acquisition, Asset Transfer or Liquidation Event or (c) at such time as the Company becomes subject to the reporting requirements of Section 13 or Section 15 of the Exchange Act.

4. RIGHTS OF FIRST REFUSAL.

4.1 Subsequent Offerings. Subject to applicable securities laws, each Major Investor shall have a right of first refusal to purchase up to its pro rata share of all Equity Securities (as defined below) that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Major Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Preferred Stock or upon the exercise of outstanding warrants or options) of which such Major Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Preferred Stock or upon the exercise of any outstanding warrants or options) plus all shares reserved for issuance under the Company’s equity plans immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (a) any Common Stock, Preferred Stock or other security of the Company, (b) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (c) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (d) any such warrant or right.

4.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Investor shall have fifteen (15) days from the giving of such notice to agree to purchase up to its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3 Issuance of Equity Securities to Other Persons. If not all of the Major Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Major Investors who do so elect and shall offer such Major Investors the right to acquire such unsubscribed shares on a pro rata basis. The Major Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. The Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Major Investor’s rights were not exercised, at a price not lower and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Major Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Major Investors in the manner provided above.

4.4 Termination and Waiver of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (a) the effective date of the registration statement pertaining to the Initial Offering or (b) an Acquisition, Asset Transfer or Liquidation Event. Notwithstanding Section 5.5 hereof, the rights of first refusal established by this Section 4 may be amended, or any provision waived with and only with the written consent of the Company and the Major Investors holding a majority of the Registrable Securities held by all Major Investors, or as permitted by Section 5.5. In the event that the rights of a Major Investor to purchase Equity Securities under this Section 4 are waived with respect to a particular offering of Equity Securities without such Major Investor’s prior written consent (as “Waived Investor”) and any Major Investor that participated in waiving such rights actually purchases Equity Securities in such offering, then the Company shall grant, and hereby grants, each Waived Investor the right to purchase, in a subsequent closing of such issuance on substantially the same terms and conditions, the same percentage of its full pro rata share of such Equity Securities as the highest percentage of any such purchasing Major Investor.

4.5 Assignment of Rights of First Refusal. The rights of first refusal of each Major Investor under this Section 4 may be assigned to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.9.

4.6 Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any Equity Securities (a) that are Exempted Issuances (as defined in the Restated Certificate), (b) that are issued by the Company pursuant to the Purchase Agreement or (c) that are waived from the provisions of this Section 4 pursuant to Section 4.4 hereof.

5. MISCELLANEOUS.

5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among California residents entered into and to be performed entirely within Delaware, without reference to conflicts of laws or principles thereof.

5.2 Dispute Resolution. The parties hereby irrevocably and unconditionally submit to the jurisdiction of each of the state courts of California and to the jurisdiction of the United States District Court for the Northern District of California for the purpose of any suit, action or other proceeding brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, and hereby waive and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or other proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or other proceeding is brought in an inconvenient forum, that the venue of the suit, action or other proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

5.3 Successors and Assigns. Subject to compliance with Section 2.9 and 4.4, as applicable, and except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

5.4 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

5.5 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.6 Amendment and Waiver.

(a) Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the written consent of the Company and the holders of a majority of the then-outstanding Registrable Securities.

(b) Following the Initial Offering, Section 2 may be amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the written consent of the Company and the holders of a majority of the then-outstanding Registrable Securities held by Holders whose rights have not terminated pursuant to Section 2.14 hereof.

(c) For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company (including by the Company’s transfer agent).

(d) Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived to adversely affect any Holder or Investor without the written consent of such adversely affected Holder or Investor, unless such amendment, termination, or waiver applies to all Holders or Investors, as applicable, in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction).

5.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.8 Notices.

(a) All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto. If notice is given to the Company, it shall be sent to Nurix Therapeutics, Inc. 1700 Owens Street, Suite 205, San Francisco, California 94158, marked “Attn: General Counsel” and a copy (which shall not constitute notice) shall also be sent to Fenwick & West LLP, 555 California Street, 12th Floor, San Francisco, California 94104, Attn: Michael Brown.

(b) Each Investor consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below such Investor’s name on the Schedule hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Investor agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

5.9 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.11 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock after the date hereof pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor.

5.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.13 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.14 Stock Splits, Stock Dividends, etc. In the event of any issuance of shares of the Company’s voting securities hereafter to any Investors (including, without limitation, in connection with any stock split, stock combination, stock dividend, recapitalization, reorganization, or the like), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 1.5. All references to a number of shares of a series or class of capital stock shall be automatically adjusted to reflect any stock splits, stock combinations, stock dividends, recapitalizations, reorganizations or the like occurring after the date hereof with respect to such series or class, as applicable.

5.15 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.16 Third Parties. Other than as set forth in Section 2.11, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

5.17 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

5.18 Termination. Except as otherwise stated herein, this Agreement shall terminate and be of no further force or effect upon the earlier of (a) an Acquisition, Asset Transfer or Liquidation Event; or (b) the date four (4) years following the closing of the Initial Offering that results in the conversion of all outstanding shares of Preferred Stock.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

COMPANY:

NURIX THERAPEUTICS, INC.

Signature:	/s/ Arthur Sands
Pint Name:	Arthur Sands, M.D., Ph.D.
Title:	Chief Executive Officer

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

INVESTORS:

THE COLUMN GROUP, LP

By:	The Column Group GP, LP
Its:	General Partner

By:	The Column Group, LLC
Its:	General Partner

By:	/s/ James Evangelista
Name James Evangelista
Title: Chief Financial Officer

THE COLUMN GROUP II, LP

By:	The Column Group II GP, LP
Its:	General Partner

By:	The Column Group, LLC
Its:	General Partner

By:	/s/ James Evangelista
Name James Evangelista
Title: Chief Financial Officer

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

INVESTORS:

THIRD ROCK VENTURES III, L.P.

By:	Third Rock Ventures III GP, L.P.
Its:	General Partner

By:	TRV III GP, LLC
Its:	General Partner

By:	/s/ Kevin Gillis
Name Kevin Gillis
Title: Chief Financial Officer

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

INVESTORS:

FORESITE CAPITAL FUND IV, L.P.

By:	Foresite Capital Management IV, LLC
its General Partner

By:	/s/ Dennis Ryan
Dennis Ryan
Chief Financial Officer

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

INVESTORS:

WELLINGTON BIOMEDICAL INNOVATION MASTER INVESTORS (CAYMAN) I L.P.

By:	WELLINGTON MANAGEMENT COMPANY LLP, AS INVESTMENT ADVISOR

By:	/s/ Valerie Tipping
Name:	Valerie Tipping
Title:	Managing Director and Counsel

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

INVESTORS:

SOBRATO CAPITAL, A DBA OF SOBRATO FAMILY HOLDINGS, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY

By:	/s/ Matthew W. Sonsini
Name:	Matthew W. Sonsini
Title:	Chief Executive Officer, on behalf of Sobrato Family Holdings, LLC

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

INVESTORS:

SCUBED CAPITAL, LLC

By:	/s/ Mark Stevens
Name:	Mark Stevens
Title:	Managing Partner

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

INVESTORS:

REDMILE BIOPHARMA INVESTMENTS II, L.P.

By:	Redmile Biopharma Investments II (GP), LLC, its general partner

By:	/s/ Josh Garcia
Name:	Josh Garcia
Title:	CFO and Authorized Signatory

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

INVESTORS:

PORTLAND INVESTMENT - EP, LLC

By:	/s/ David Weden
Name:	David Weden
Title:	Authorized Signatory

PORTLAND INVESTMENT - PIA, LLC

By:	/s/ David Weden
Name:	David Weden
Title:	Authorized Signatory

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

INVESTORS:

PONOI CAPITAL, LP

By:	Ponoi Management, LLC
Its:	General Partner

By:	/s/ James Evangelista
Name:	James Evangelista
Title:	Chief Financial Officer

PONOI CAPITAL II, LP

By:	Ponoi II Management, LLC
Its:	General Partner

By:	/s/ James Evangelista
Name:	James Evangelista
Title:	Chief Financial Officer

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

INVESTORS:

PH INVESTMENTS, LLC

By:	/s/ Melinda E. Barber
Name:	Melinda E. Barber
Title:	Managing Director

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

INVESTORS:

HARVARD MANAGEMENT PRIVATE EQUITY CORPORATION

By:	/s/ Elise McDonald
Name:	Elise McDonald
Title:	Authorized Signatory

By:	/s/ Richard W. Slocum
Name:	Richard W. Slocum
Title:	Authorized Signatory

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

INVESTORS:

FIFTH AVENUE PRIVATE EQUITY 15 LLC

By:	/s/ Lisa Corcoran
Name:	Lisa Corcoran
Title:	Authorized Signatory

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

INVESTORS:

ECOR1 CAPITAL FUND, L.P.
By:	EcoR1 Capital, LLC, its General Partner

By:	/s/ Oleg Nodelman
Name:	Oleg Nodelman
Title:	Manager

ECOR1 CAPITAL FUND QUALIFIED, L.P.
By:	EcoR1 Capital, LLC, its General Partner

By:	/s/ Oleg Nodelman
Name:	Oleg Nodelman
Title:	Manager

ECOR1 VENTURE OPPORTUNITY FUND, L.P.
By:	Biotech Opportunity GP, LLC, its General Partner

By:	/s/ Oleg Nodelman
Name:	Oleg Nodelman
Title:	Manager

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

INVESTORS:

BOXER CAPITAL, LLC

By:	/s/ Aaron Davis
Name:	Aaron Davis
Title:	Chief Executive Officer

MVA INVESTORS, LLC

By:	/s/ Aaron Davis
Name:	Aaron Davis
Title:	Chief Executive Officer

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

INVESTORS:

667, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:	/s/ Scott L. Lessing
Scott L. Lessing
President

BAKER BROTHERS LIFE SCIENCES, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:	/s/ Scott L. Lessing
Scott L. Lessing
President

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

INVESTORS:

BAIN CAPITAL LIFE SCIENCES FUND II, L.P.

By: Bain Capital Life Sciences Investors II, LLC its general partner

By: Bain Capital Life Sciences Investors, LLC its manager

By:	/s/ Andrew Hack
Name:	Andrew Hack
Title:	Managing Director

BCIP LIFE SCIENCES ASSOCIATES, LP

By: Boylston Coinvestors, LLC its general partner

By:	/s/ Andrew Hack
Name:	Andrew Hack
Title:	Authorized Signatory

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

INVESTORS:

ALEXANDRIA VENTURE INVESTMENTS, LLC, a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation, managing member

By:	/s/ Aaron Jacobson
Name:	Aaron Jacobson
Title:	SVP – Venture Counsel

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

EXHIBIT A

SCHEDULE OF INVESTORS

Name of Investor
The Column Group, L.P. 1700 Owens Street Suite 500 San Francisco, CA 94158
Third Rock Ventures II, L.P. 29 Newbury Street Boston, MA 02116 Email: [##########]
Bill Bowes
Tijan Belcher Revocable Trust
The Column Group II, L.P.
Celgene Corporation
Foresite Capital Fund IV, L.P. 600 Montgomery Street Suite 4500 San Francisco, CA 94111 Email: [##########]
Ponoi Capital, LP 1700 Owens St # 500 San Francisco, CA 94158 Email: [##########]
Ponoi Capital II, LP 1700 Owens St # 500 San Francisco, CA 94158 Email: [##########]
Harvard Management Private Equity Corporation 600 Atlantic Avenue Boston, MA 02210 Attn: Elise McDonald; Emily Holden Email: [##########]
Fifth Avenue Private Equity 15 LLC 630 Fifth Avenue New York, NY 10111 Email: [##########]

EXHIBIT A TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SCubed Capital, LLC 2061 Avy Avenue Menlo Park, CA 94025 Attention: Mark Stevens; Margo Doyle Email: [##########]
PH Investments, LLC c/o Pilot House, Lewis Wharf Boston, MA 02110 Attention: Mindy Barber; April Robinson Email: [##########]
Sobrato Capital, a DBA of Sobrato Family Holdings, LLC 599 Castro Street Suite 400 Mountain View, CA 94041 Attn: Matt Sonsini Email: [##########]
Portland Investment – EP, LLC c/o Partners HealthCare Investment Office 101 Merrimac St., 8th Floor Boston, MA 02114 Attn: Kate Kamm, Portfolio Manager Email: [##########]
Portland Investment – PIA, LLC c/o Partners HealthCare Investment Office 101 Merrimac St., 8th Floor Boston, MA 02114 Attn: Kate Kamm, Portfolio Manager Email: [##########]
Third Rock Ventures III 29 Newbury Street Boston, MA 02116 Email: [##########]
Wellington Biomedical Innovation Master Investors (Cayman) I L.P. 667, L.P. c/o Baker Bros. Advisors LP 860 Washington Street, 3rd Floor New York, NY 10014 Email: [##########]
Baker Brothers Life Sciences, L.P. c/o Baker Bros. Advisors LP 860 Washington Street, 3rd Floor New York, NY 10014 Email: [##########]

EXHIBIT A TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Boxer Capital, LLC 11682 El Camino Real, Suite 320 San Diego, CA 92130 Email: [##########]
MVA Investors, LLC 11682 El Camino Real, Suite 320 San Diego, CA 92130 Email: [##########]
Bain Capital Life Sciences Fund II, L.P. 200 Clarendon Street Boston, MA 02116 Email: [##########]
BCIP Life Sciences Associates, LP 200 Clarendon Street Boston, MA 02116 Email: [##########]
Redmile Biopharma Investments II, L.P. Redmile Group, LLC Attn: Legal Department One Letterman Drive, Suite D3-300 The Presidio, San Francisco, CA 94129 Email: [##########]
EcoR1 Capital Fund, L.P. 357 Tehama Street #3 San Francisco, CA 94103 Email: [##########]
EcoR1 Capital Fund Qualified, L.P. 357 Tehama Street #3 San Francisco, CA 94103 Email: [##########]
EcoR1 Venture Opportunity Fund, L.P. 357 Tehama Street #3 San Francisco, CA 94103 Email: [##########]
Alexandria Equities, LLC 26 N. Euclid Ave Pasadena, CA 91101 Attn: Aaron Jacobson

EXHIBIT A TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT